Exhibit 99.1

Celldex Therapeutics, Inc. Enhances Precision Targeted Immunotherapy Platform

with the Acquisition of CuraGen Corporation

—Conference call scheduled for Friday, May 29, 2009 at 8:30 AM ET—

•	Transaction adds 11 oncology-focused antibodies, including CR011, to expand Celldex’s Precision Targeted Immunotherapy Platform

•	Increases potential value of both CuraGen and Celldex assets through combined technologies and intellectual property

•	Increases Celldex’s pro forma cash to an expected $96 million at close; extends cash resources into 2012

NEEDHAM, MA and BRANFORD, CT (May 29, 2009): Celldex Therapeutics, Inc. (Nasdaq: CLDX) today announced it has entered into a definitive agreement to acquire CuraGen Corporation (Nasdaq: CRGN). The acquisition will add a portfolio of oncology-focused, fully-owned antibodies to Celldex’s Precision Targeted Immunotherapy Platform. Celldex will acquire CuraGen in a tax-free stock-for-stock transaction, which values CuraGen at approximately $94.5 million, subject to certain adjustments described within the definitive agreement. In addition to its pipeline, CuraGen is expected to have a cash balance of at least $54.5 million net of certain acquisition-related costs and CuraGen convertible debt at the transaction’s close, which is anticipated to occur in the third quarter of 2009. Concurrent with the closing of the transaction, Dr. Timothy Shannon, President and Chief Executive Officer of CuraGen, will join the Celldex Board of Directors.

Anthony Marucci, President and Chief Executive Officer of Celldex, stated, “The CuraGen acquisition fulfills a major initiative to identify, acquire and integrate value-creating, synergistic assets to fuel our Precision Targeted Immunotherapy Platform and enhance Celldex’s antibody-based technology pipeline. In addition, this acquisition further strengthens Celldex’s intellectual property estate and balance sheet, providing cash resources to advance our clinical development programs into 2012. Further, on behalf of the Celldex board and management team, I’d like to welcome Tim to our Board

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

of Directors. We believe this transaction represents a combination that clearly exceeds the sum of its parts.”

Timothy Shannon, M.D., President and Chief Executive Officer of CuraGen, commented, “CuraGen’s Board of Directors considered a range of strategic alternatives to increase shareholder value and concluded that this transaction represents the best opportunity for our shareholders. We believe Celldex’s immunotherapy expertise and platform technology provide an excellent fit for our antibody portfolio, industry collaborations, technological assets and intellectual property. The deal also offers CuraGen investors reduced risk via ownership of a broader portfolio, while still retaining upside potential of CR011 in the combined company.”

CuraGen Corporation has a portfolio of 11 fully-owned, human antibodies that the Company selected, optimized and advanced during its collaboration with Abgenix (acquired by Amgen). CR011, currently in Phase 2 studies, is an antibody-drug conjugate that targets GPNMB, a protein that is highly expressed in metastatic breast cancer and melanoma. CR011 has shown promising early evidence of anti-tumor activity, including objective tumor responses, in patients with breast cancer and unresectable stage III and IV melanoma.

“Celldex’s expertise in developing novel antibody-based therapeutics will enable us to seamlessly integrate CuraGen’s antibody programs into our Precision Targeted Immunotherapy Platform and selectively identify and advance the candidates we believe hold the most therapeutic promise,” said Thomas Davis, M.D., Chief Medical Officer of Celldex.

Celldex Therapeutics is discovering and developing innovative targeted immunotherapeutics for the treatment of cancer, infectious and inflammatory diseases.

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www.celldextherapeutics.com

CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

The Company’s focus is on the use of tumor-specific targets and human monoclonal antibodies to precisely deliver therapeutic agents through their novel targeted immunization approach. Celldex’s deep pipeline consists of product candidates in varying stages of development, with lead candidate CDX-110, partnered with Pfizer, currently undergoing evaluation in a Phase 2 clinical trial in newly diagnosed glioblastoma multiforme (GBM) and CDX-1307, currently enrolling in a Phase 1 study in epithelial tumors. In addition, the Company recently completed the successful preclinical development of CDX-1401, a candidate for study in multiple solid tumors.

The acquisition of CuraGen adds to Celldex’s clinical development program a number of important milestones anticipated over the next 12 to 18 months including:

•	Present data at ASCO in June of 2009
•	Phase 2 CDX-110 ACT II and ACTIVATE data in GBM
•	Phase 2 CR011 breast cancer and melanoma data
•	Phase 1 CDX-1307 combination data in epithelial cancers

•	Continue development of and/or enrollment in core clinical programs
•	Phase 2 ACT III study of CDX-110 in GBM; design of randomized study in GBM
•	Phase 2 CR011 studies in breast cancer and melanoma; determine next steps for CR011 development in breast cancer and melanoma
•	Phase 1 CDX-1307 novel combination therapy study in epithelial cancers

•	Initiate new clinical studies
•	Phase 2 CDX-1307 randomized study in bladder cancer
•	Phase 1/2 CDX-1401 study in multiple solid tumors

•	File at least one IND resulting from recent business development and licensing activities

•	Drive internal research to fuel an exciting pipeline of opportunities for future years

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

Transaction Terms

Under the terms of the definitive agreement, Celldex will acquire CuraGen in a tax-free stock-for-stock transaction, representing an equity value of approximately $94.5 million. The purchase price payable in this transaction is subject to certain adjustments described within the definitive agreement, including a collar of between 32.5% and 58% of Celldex’s outstanding common stock. The transaction, which is subject to the receipt of CuraGen and Celldex stockholder approvals and other customary closing conditions, is expected to be completed in the third quarter of 2009.

CuraGen is expected to deliver $68.6 million in cash, net of acquisition-related costs, including transaction fees and severance payments and a closing balance sheet adjustment. At the close of the transaction, Celldex will assume $14.1 million of CuraGen’s 4% convertible debt due in February 2011, resulting in an expected $54.5 million of net cash. The Boards of Directors of each of Celldex and CuraGen have approved the transaction and unanimously recommended that their stockholders approve the transaction.

Celldex was advised by WBB Securities, LLC, Brean Murray, Carret & Co., LLC and Lowenstein Sandler PC. CuraGen was advised by Piper Jaffray & Co. and Wilmer Cutler Pickering Hale and Dorr LLP.

Conference Call Information

A joint conference call will be held on Friday, May 29, 2009 at 8:30 AM ET to discuss the proposed acquisition. The conference call may be accessed by visiting www.celldextherapeutics.com or www.curagen.com. The webcast and telephonic replay will be available following the filing of the conference call transcript with the SEC.

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

Callers may also access the call with the following dial-in information:

Domestic phone number: (800) 299-0433 Passcode: 10533463

International phone number: (617) 801-9712 Passcode: 10533463

Callers may access the replay with the following dial-in information:

Domestic phone number: (888) 286-8010 Passcode: 97792467

International phone number: (617) 801-6888 Passcode: 97792467

About Celldex Therapeutics, Inc.

Celldex Therapeutics (Nasdaq: CLDX) is an integrated biopharmaceutical company that applies its comprehensive Precision Targeted Immunotherapy Platform to generate a pipeline of candidates to treat cancer and other difficult-to-treat diseases. Celldex’s immunotherapy platform includes a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators to create novel disease-specific drug candidates. For more information, please visit www.celldextherapeutics.com.

About CuraGen Corporation

CuraGen Corporation (Nasdaq: CRGN) is a biopharmaceutical company dedicated to improving the lives of patients by developing promising pharmaceutical products that address unmet medical needs. CuraGen’s therapeutics are based on research into novel drug targets and mechanisms that are believed to play a role in the underlying disease. CuraGen has translated this research and understanding into a pipeline of protein, antibody and antibody-drug conjugate drugs. For more information, please visit www.curagen.com.

Additional Information about the Transaction and Where to Find It

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the transaction; failure of Celldex’s and CuraGen’s stockholders to approve the transaction; Celldex’s and CuraGen’s inability to satisfy the conditions of the transaction; the risk that Celldex’s and CuraGen’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks of the development of competing technologies; risks related to the combined company’s ability to protect its proprietary technologies; risks related to patent-infringement claims; risks of new, changing and competitive technologies and regulations in the U.S. and internationally; and other events and factors disclosed previously and from time to time in Celldex’s and CuraGen’s filings with the SEC, including Celldex’s and CuraGen’s Annual Reports on Form 10-K for the year ended December 31, 2008. The companies do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

In connection with the proposed transaction, Celldex and CuraGen intend to file relevant materials with the SEC, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Celldex or CuraGen with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting CuraGen’s Investor Relations at (888) 436-6642 or by accessing CuraGen’s investor relations website at www.curagen.com; or (ii) by contacting Celldex’s Investor Relations at (781) 433-0771 or by accessing Celldex’s investor relations website at www.celldextherapeutics.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Participants in the Solicitation

The directors and executive officers of Celldex and CuraGen may be deemed to be participants in the solicitation of proxies from the holders of Celldex and CuraGen common stock in respect of the proposed transaction. Information about the directors and executive officers of Celldex and CuraGen are set forth in Celldex’s and CuraGen’s most recent Form 10-K and Form 10-K/A, which were filed with the SEC on March 5, 2009 and April 30, 2009, respectively. Investors may obtain additional information regarding the interest of Celldex and its directors and executive officers, and CuraGen and its directors and executive officers in the proposed transaction, by reading the joint proxy statement/prospectus regarding the transaction when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of

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CELLDEX THERAPEUTICS, INC. TO ACQUIRE CURAGEN CORPORATION

May 29, 2009

securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Celldex Contacts:

Avery W. Catlin

Celldex Therapeutics

Chief Financial Officer

(781) 433-0771

info@celldextherapeutics.com

Celldex Investor Relations:

Sarah Cavanaugh

MacDougall Biomedical Communications

(781) 235-3060

scavanaugh@macbiocom.com

Celldex Media:

Dan Budwick

BMC Communications Group

(973) 271-6085

dbudwick@bmccommunications.com

CuraGen Contacts:

Sean Cassidy

CuraGen Corporation

Vice President and CFO

scassidy@curagen.com

(888) 436-6642

CRGN-P

119 FOURTH AVENUE    NEEDHAM, MA 02494-2725 USA    781-433-0771    FAX 781-433-0262

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